CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Western Asset Global Corporate Defined Opportunity Fund Inc. (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Western Asset Global Corporate Defined	Western Asset Global Corporate Defined
Opportunity Fund Inc.	Opportunity Fund Inc.

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: June 26, 2024	Date: June 26, 2024

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.